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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors and Stockholders of Continuus Software Corporation and subsidiaries

We consent to the use in Amendment No. 3 to Registration Statement No. 333-76893 of Continuus Software Corporation and subsidiaries on Form S-1 of our report dated January 26, 1999, except for paragraph 1 of Note 10 as to which the date is April 16, 1999, Note 14 as to which the date is April 30, 1999 and paragraphs 3 and 4 of Note 1 as to which the dates are June 13, 1999 and July 21, 1999, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Continuus Software Corporation and subsidiaries, listed in Item 16. This financial statement schedule is the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


Costa Mesa, California
July 22, 1999